UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 9, 2021

Gannett Co., Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36097	38-3910250
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7950 Jones Branch Drive McLean, VA	22107-0910
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 703-854-6000

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GCI	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Credit Agreement

On February 9, 2021, Gannett Co., Inc., a Delaware corporation (the “Company”), entered into a First Lien Credit Agreement (the “Credit Agreement”) among the Company, as a guarantor, Gannett Holdings LLC, a Delaware limited liability company (the “Borrower”), as the borrower, certain subsidiaries of the Borrower as guarantors, the lenders from time to time party thereto and Citibank, N.A., as collateral agent and administrative agent for the lenders.  The Credit Agreement provides for a five-year senior secured term loan facility in an aggregate principal amount of $1,045,000,000 (the “Credit Facility”).  The proceeds of the Credit Facility were used to prepay loans outstanding under the Credit Agreement dated as of November 19, 2019 (as amended, the “Existing Credit Agreement”), among the Company, the Borrower, certain subsidiaries of the Borrower as guarantors, the lenders from time to time party thereto and Alter Domus Products Corp., as administrative agent and collateral agent, and to pay fees, costs and expenses in connection with the foregoing.  The obligations of the Borrower under the Credit Facility are guaranteed by the Company and each material domestic restricted subsidiary of the Borrower.  The Credit Facility is secured by substantially all assets, including material real property, of the Company, the Borrower and each of the other guarantors.

At the Borrower’s option, loans issued under the Credit Facility will bear interest at a rate of the London interbank offered rate plus a margin equal to 7.00% per annum or an alternate base rate plus a margin equal to 6.00% per annum. Loans under the Credit Facility may be prepaid, at the option of the Borrower, at any time without premium, except a premium equal to 1.00% of the aggregate principal amount of the loans being repaid shall apply in connection with certain refinancing or repricing events that reduce the all-in yield applicable to the loans and occur on or before February 9, 2022.  Loans under the Credit Facility are required to be prepaid from time to time with the proceeds of non-ordinary course asset sales and casualty and condemnation events, the proceeds of indebtedness not permitted under the Credit Agreement, and the aggregate amount of cash and cash equivalents on hand at the Company and its restricted subsidiaries in excess of $100,000,000 at the end of each fiscal year of the Company (beginning with the fiscal year ending December 31, 2021).  The loans under the Credit Facility amortize in equal quarterly installments (commencing with the second full fiscal quarter of the Company ending after the closing date) at a rate equal to 10% per annum or, if the ratio of debt secured on an equal basis with the Credit Facility less unrestricted cash of the Company and its restricted subsidiaries to EBITDA of the Company and its restricted subsidiaries for the most recently ended period of four consecutive fiscal quarters is equal to or less than 1.20 to 1.00, 5% per annum.

The Credit Agreement contains usual and customary representations and warranties, and usual and customary affirmative and negative covenants, including: a financial covenant requiring minimum liquidity of $30,000,000 at the end of each fiscal quarter and limitations on liens, indebtedness, fundamental changes and dispositions, changes in the nature of the business of the Company and its restricted subsidiaries, loans, advances and investments, sale and leaseback transactions, restricted payments, use of proceeds in violation of Federal Reserve regulations and anti-corruption, anti-terrorism and anti-money laundering regulations, transactions with affiliates, limitations on dividends and other payment restrictions affecting subsidiaries, limitations on negative pledges, modifications of indebtedness, organizational documents and certain other agreements, violations of the Investment Company Act of 1940, as amended, violations of the Employee Retirement Income Security Act of 1974, as amended, (“ERISA”) and environmental regulations, and plans of division.  The Credit Agreement also contains usual and customary events of default, including: non-payment of principal, interest, fees and other amounts; material breach of a representation or warranty; default on other material debt; bankruptcy or insolvency; incurrence of certain material ERISA liabilities; material judgments; impairment of loan documentation; violation of subordination provisions; and change of control.

The foregoing summary of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Credit Agreement filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Supplemental Indenture

In connection with the Credit Agreement, on February 9, 2021, the Company entered into the second supplemental indenture (the “Supplemental Indenture”) to the Indenture, dated as of November 17, 2020 (the “Indenture”), among the Company, certain Subsidiary Guarantors (as defined in the Indenture) and U.S. Bank National Association, as trustee, governing the Company’s 6% Convertible Senior Secured Notes due 2027.  Among other things, the Supplemental Indenture subordinates the lien in favor of the holders of the notes issued under the Indenture to the lien in favor of the lenders under the Credit Agreement, releases the guarantees of non-U.S. subsidiaries of the Company and amends certain covenants of the Indenture to make such covenants consistent with the Credit Agreement.

The foregoing summary of the Supplemental Indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Supplemental Indenture filed herewith as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On February 9, 2021, the outstanding loans under the Existing Credit Agreement were paid in full (together with accrued interest and fees thereunder), the commitments to extend credit under the Existing Credit Agreement were terminated, and all guarantees and security interests in respect of the Existing Credit Agreement were released.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is set forth under Item 1.01 above and is hereby incorporated by reference in response to this Item.

Item 8.01	Other Events.

On January 8, 2021, the Company filed a definitive proxy statement (the “proxy statement”) in order to obtain shareholder approval of the physical settlement features of the Convertible Notes (the “shareholder approval proposal”). The following disclosures in this Current Report on Form 8-K supplement the disclosures contained in the proxy statement and should be read in conjunction with the disclosures contained in the proxy statement, which in turn should be read in its entirety.  To the extent that information in this Current Report on Form 8-K differs from or updates information contained in the proxy statement, the information in this Current Report on Form 8-K shall supersede or supplement the information in the proxy statement.  All page references are to the proxy statement and terms used below, unless otherwise defined, shall have the meanings ascribed to such terms in the proxy statement.

The disclosure in the section entitled “Effect of Stockholder Approval”, beginning on page 6 of the proxy statement, is hereby amended by adding the following paragraph to the end of the section:

Impact of Conversion on NOLs.  Federal and state tax laws impose restrictions on the utilization of net operating loss (“NOL”) carryforwards and other tax attributes in the event of an “ownership change” as defined by Section 382 of the Internal Revenue Code of 1986, as amended (“Section 382”). Generally, an “ownership change” occurs if the percentage of the value of the stock that is owned by one or more direct or indirect “five percent Stockholders” increases by more than 50% over their lowest ownership percentage at any time during an applicable testing period (typically, three years). Under Section 382, if a corporation undergoes an “ownership change,” such corporation’s ability to use its pre-change NOL carryforwards and other pre-change tax attributes to offset its post-change income may be limited. The issuance of Common Stock upon conversion of the Notes (in the event the Company elects to issue Common Stock upon any such conversions, rather than cash), may trigger an “ownership change”. If an “ownership change” occurs in the future, utilization of our NOL carryforwards or other tax attributes may be limited, which could potentially result in increased future tax liability to us.

The disclosure in the section entitled “Effect of Failure to Obtain Stockholder Approval”, beginning on page 7 of the proxy statement, is hereby amended by deleting the second paragraph entitled “Additional Interest”.

The disclosure in the section entitled “Description of the Notes”, beginning on page 7 of the proxy statement, is hereby amended and restated in its entirety as follows:

Interest Rate.  The Company will pay interest on the Notes at an annual rate of 6% payable on June 1 and December 1 of each year, beginning on June 1, 2021.

Maturity.  The Notes will mature on December 1, 2027, unless earlier repurchased or converted.

Guarantees; Collateral; Ranking.  The Notes are guaranteed by Gannett Holdings LLC and any subsidiaries of the Company (collectively, the “Guarantors”) that guarantee the First Lien Credit Agreement (the “First Lien Credit Agreement”) dated as of February 9, 2021, among the Company, as a guarantor, Gannett Holdings LLC, as the borrower, certain subsidiaries of the Borrower as guarantors, the lenders from time to time party thereto and Citibank, N.A., as collateral agent and administrative agent for the lenders.  The Notes are secured by the same collateral securing the First Lien Credit Agreement.  The Notes rank as senior secured debt of the Company and the Notes are secured by a second priority lien on the same collateral package securing the indebtedness incurred in connection with the First Lien Credit Agreement.

Conversion.    The Notes may be converted at any time by the holders into cash, Common Stock or any combination of cash and Common Stock, at the Company’s election, based on the Conversion Rate.  Each Note is convertible at an initial conversion rate of 200 shares of Common Stock per $1,000 principal amount of Notes (subject to adjustment as provided in the Indenture, the “Conversion Rate”).   The initial Conversion Rate corresponds to a conversion price of $5.00 per share of Common Stock (the “Conversion Price”), representing a conversion premium of approximately 187% based on the closing price of $1.74 per share of Common Stock on November 16, 2020).

Adjustments to Conversion Rate.  The applicable Conversion Rate, as provided in the Indenture, is subject to adjustment as a result of the following events:

•	issuance of a Common Stock dividend;

•	effecting a share split or combination of the Company’s shares of Common Stock;

•
issuance of rights, options or warrants (other than in connection with a stockholder rights plan) entitling the holder, for a period of not more than 60 days, to subscribe for or purchase shares of Common Stock at a price per share less than the average of the last reported sale price per share of Common Stock for the 10 trading days ending on the trading day immediately preceding the declaration date for such issuance;

•
distribution of equity interests, evidences of indebtedness or other assets or property of ours, or other rights, options or warrants to acquire equity interests or other securities of the Company (subject to certain exceptions);

•
distribution of cash dividends (other than dividends in connection with the Company’s liquidation, dissolution or winding up and a regularly quarterly cash dividend that does not exceed the Dividend Threshold (as defined in the Indenture)); or

•
payment in respect of a tender or exchange offer for shares of Common Stock (other than odd lot tender offers) to the extent that the cash and value of any other consideration included in the payment exceeds the average of the last reported sale price per share of Common Stock for the 10 trading days commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer.

In addition, the Conversion Rate will be subject to adjustment in the event of any issuance or sale of Common Stock (or securities convertible into Common Stock) at a price equal to or less than the Conversion Price in order to ensure that following such issuance or sale, the Notes would be convertible into approximately 42% of the Company’s outstanding Common Stock after giving effect to such issuance or sale (assuming the initial principal amount of the Notes remains outstanding).

If a “Make-Whole Fundamental Change” (as defined in the Indenture) occurs, the Company will in certain circumstances increase the Conversion Rate for a specified period of time.  The amount of such increase will be based on the effective date of the applicable Make-Whole Fundamental Change and the Stock Price (as defined in the Indenture) at the time of the applicable Make-Whole Fundamental Change.  The maximum Conversion Rate in connection with a Make-Whole Fundamental Change is 592 shares of Common Stock per $1,000 principal amount of Notes (assuming no other adjustments to the Conversion Rate).

Limitations on Conversion. If an event occurs that would result in an increase in the Conversion Rate by an amount in excess of limitations imposed by any stockholder approval rules or listing standards applicable to the Company or the Company has not obtained stockholder approval of the issuance of the maximum number of shares of Common Stock upon conversion of the Notes, the Company is required to seek to obtain stockholder approval of any issuance of Common Stock upon conversion of the Notes in excess of such limitations and, until such approval is obtained, pay cash in lieu of delivering any shares of Common Stock otherwise deliverable upon conversions in excess of such limitations. If this proposal is approved and, therefore, stockholder approval of the issuance of the maximum number of shares of Common Stock issuable upon conversion of the Notes is obtained, this limitation will not apply.

Company’s Redemption Right. Until the four-year anniversary of the issuance date, the Company will have the right to redeem for cash up to approximately $100 million of the Notes at a redemption price of 130% of the principal amount thereof, with such amount reduced ratably by any principal amount of Notes that has been converted by the holders or redeemed or purchased by the Company.

Repurchase of Notes at the Option of Holders. Following an Event of Default (as defined in the Indenture) and so long as such Event of Default is continuing, the Notes will be subject to an “asset sale” sweep and “unrestricted cash” sweep substantially identical to the corresponding provisions in the First Lien Credit Agreement.

Holders of the Notes will have the right to put up to approximately $100 million of the Notes at par, on or after the date that is 91 days after the maturity date of the First Lien Credit Agreement.

If a “Fundamental Change” (as defined in the Indenture) occurs, the Company will be required to offer to repurchase the Notes at a repurchase price of 110% of the principal amount thereof.

Limitations on Dividends. Before paying a dividend, unless the Company’s pro forma Total Gross Leverage Ratio (as defined in the Indenture) is less than 1.50x, the Company must offer to redeem an aggregate principal amount of Notes equal to the proposed amount of such dividend at a redemption price equal to the principal amount thereof. To the extent the redemption offer is not required by the Indenture or is rejected by the noteholders, the Company may pay the dividend, subject to a customary adjustment to the conversion rate.

Other Covenants. The Indenture includes affirmative and negative covenants that are substantially consistent with the First Lien Credit Agreement, as well as customary events of default.

The terms of the Notes are more fully described in the Indenture, which is attached to this proxy statement as Appendix A, as supplemented by the First Supplemental Indenture, dated as of December 21, 2020, between the Company, certain Subsidiary Guarantors (as defined in the Indenture) and U.S. Bank National Association (the “Trustee”), as trustee, and the Second Supplemental Indenture, dated as of February 9, 2021, between the Company, certain Subsidiary Guarantors and the Trustee.

The first paragraph of the disclosure in the section entitled “Recommendation”, beginning on page 10 of the proxy statement, is hereby amended and restated as follows:

The Board has determined that the ability to issue shares of Common Stock in connection with the conversion of the Notes is in the best interests of the Company and its stockholders because it will increase the Company’s flexibility to settle conversion of the Notes with shares of Common Stock (rather than cash of an equivalent value).

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the shareholder approval proposal. In connection with the shareholder approval proposal, the Company has filed relevant materials with the United States Securities and Exchange Commission (the “SEC”), including the Company’s definitive proxy statement. The Company filed its definitive proxy statement with the SEC on January 8, 2021.  Shareholders of the Company are urged to read all relevant documents filed or to be filed with the SEC, including the Company’s definitive proxy statement, because they contain or will contain important information about the shareholder approval proposal. Investors and security holders are able to obtain the proxy statement and other documents (once available) free of charge at the SEC’s website at www.sec.gov.

Participants in the Solicitation

The Company and its directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from shareholders of the Company in favor of the proposed transaction.  Information about the Company’s directors and executive officers is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on March 2, 2020, and the definitive proxy statement relating to the shareholder approval proposal, which was filed with the SEC on January 8, 2021. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s shareholders generally, is set forth in the materials filed by the Company with the SEC, including the definitive proxy statement.

Item 9.01	Financial Statements and Exhibits.

No.	Description
4.1	Supplemental Indenture dated as of February 9, 2021, by and between the Company, the Subsidiary Guarantors from time to time party thereto and U.S. Bank National Association, as trustee.

10.1
Credit Agreement dated as of February 9, 2021, among the Company, Gannett Holdings LLC, each Guarantor party thereto, the Lenders from time to time party thereto and Citibank, N.A., as collateral and administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2021

GANNETT CO., INC.

/s/ Douglas E. Horne
Douglas E. Horne
Chief Financial Officer